                                                               EXHIBIT (a)(1)(E)

                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                           MAXWELL SHOE COMPANY INC.
                                       AT
                              $20.00 NET PER SHARE
                                       BY

                             MSC ACQUISITION CORP.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                           JONES APPAREL GROUP, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 19, 2004, UNLESS THE OFFER IS EXTENDED.

                                                                  March 23, 2004

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated March 23, 2004 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by MSC Acquisition Corp., a New York corporation ("Purchaser") and an indirect wholly owned subsidiary of Jones Apparel Group, Inc., a Pennsylvania corporation ("Jones"), to purchase (1) all issued and outstanding shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Maxwell Shoe Company Inc., a Delaware corporation ("Maxwell") and
(2) unless and until validly redeemed by Maxwell's Board of Directors, the associated rights to purchase shares of Series A Junior Participating Preferred Stock of Maxwell (the "Rights") issued pursuant to the Rights Agreement, dated as of November 2, 1998 (as amended from time to time, the "Rights Agreement"), by and between Maxwell and EquiServe Trust Company, N.A., as Rights Agent, at a price of $20.00 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Unless the context otherwise requires, all references herein to the "Shares" shall be deemed to include the associated Rights, and all references herein to the "Rights" shall be deemed to include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement.

     Unless the Rights are redeemed prior to the Expiration Date (as defined below), holders of Shares will be required to tender one associated Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, stockholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Shares. If the Distribution Date (as defined in "THE OFFER -- Section 11" of the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred and Rights Certificates (as defined in "INTRODUCTION" of the Offer to Purchase) have been distributed to holders of Shares prior to the time a holder's Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Depositary (as defined in "INTRODUCTION" of the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in "THE OFFER -- Section 2" of the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time Shares are purchased pursuant to the Offer, Rights may be tendered prior to a stockholder receiving Rights Certificates by use of the guaranteed delivery procedure discussed in "THE OFFER -- Section 3" of the Offer to Purchase. In any case, a tender of Shares constitutes an agreement by the tendering stockholder to deliver Rights Certificates to the Depositary representing a number of Rights equal to the number of Shares tendered pursuant to the Offer within a period ending on the later of (1) three NASDAQ trading days after the date of execution of the Notice of Guaranteed Delivery and (2) three business days after the date Rights Certificates are distributed. Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the associated Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

     If a stockholder desires to tender Shares and Rights pursuant to the Offer and such stockholder's Share Certificates (as defined in "INTRODUCTION" of the Offer to Purchase) or, if applicable, Rights Certificates are not immediately available (including, without limitation, if the Distribution Date has occurred, but Rights Certificates have not yet been distributed) or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, such Shares or Rights may nevertheless be tendered according to the guaranteed delivery procedures set forth in "THE OFFER -- Section 3" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in "THE
OFFER -- Section 2" of the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES AND RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares and Rights held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $20.00 per Share, including the associated Right, net to the seller in cash, without interest.

          2. The Offer is being made for all issued and outstanding Shares.

          3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 19, 2004 (THE "EXPIRATION DATE"), UNLESS AND UNTIL PURCHASER, IN ITS SOLE DISCRETION, SHALL HAVE EXTENDED THE PERIOD OF TIME IN WHICH THE OFFER IS OPEN, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AND DATE AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE.

          4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares that, together with the Shares then owned by Jones and its subsidiaries (including, without limitation, Purchaser), would represent at least a majority of the total number of outstanding Shares on a fully diluted basis, (2) Maxwell's Board of Directors redeeming the Rights or Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (as defined in "INTRODUCTION" of the Offer to Purchase),
     (3) Purchaser being satisfied, in its sole discretion, that Section 203 of the Delaware General Corporation Law will be inapplicable to the Proposed Merger or any other business combination involving Jones or any of its subsidiaries (including, without limitation, Purchaser) and Maxwell and (4) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares and Rights by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     If you wish to have us tender any of or all the Shares and Rights held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the final page hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     In all cases, payment for Shares and Rights accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the Share Certificates and, if applicable, the Rights Certificates, or a timely Book-Entry Confirmation of the book-entry transfer of such Shares and, if applicable, Rights (if such procedure is available), into the Depositary's account at the Book-Entry Transfer Facility, pursuant to the procedures set forth in "THE OFFER -- Section 3" of the Offer to Purchase, (2) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in "THE OFFER -- Section 2" of the Offer to Purchase) in connection with a book-entry transfer effected pursuant to the procedure set forth in "THE OFFER -- Section 3" of the Offer to Purchase, and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share Certificates, Rights Certificates or Book-Entry Confirmations with respect to Shares or, if applicable, Rights, are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY PURCHASER FOR ANY SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN PAYING SUCH PURCHASE PRICE.

     Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares and Rights pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares and Rights in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by Bear, Stearns & Co. Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                           MAXWELL SHOE COMPANY INC.
                                       BY

                             MSC ACQUISITION CORP.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                           JONES APPAREL GROUP, INC.
THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF YOUR LETTER, THE OFFER TO PURCHASE OF MSC ACQUISITION CORP., A NEW YORK CORPORATION ("PURCHASER"), DATED MARCH 23, 2004 (THE "OFFER TO PURCHASE") AND THE RELATED LETTER OF TRANSMITTAL RELATING THE OFFER BY PURCHASER TO PURCHASE (1) ALL ISSUED AND OUTSTANDING SHARES OF CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "SHARES"), OF MAXWELL SHOE COMPANY INC., A DELAWARE CORPORATION ("MAXWELL"), AND (2) UNLESS AND UNTIL VALIDLY REDEEMED BY MAXWELL'S BOARD OF DIRECTORS, THE ASSOCIATED RIGHTS TO PURCHASE SHARES OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF MAXWELL (THE "RIGHTS") ISSUED PURSUANT TO THE RIGHTS AGREEMENT, DATED AS OF NOVEMBER 2, 1998 (AS AMENDED FROM TIME TO TIME), BY AND BETWEEN MAXWELL AND EQUISERVE TRUST COMPANY, N.A., AS RIGHTS AGENT.

THIS WILL INSTRUCT YOU TO TENDER THE NUMBER OF SHARES AND RIGHTS INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL.

                                                        --------------------------------------------
Number of Shares and Rights to be Tendered:
                                                        ------------           ------------
                                                                      Shares*                Rights*
                                                        --------------------------------------------

                                   SIGN HERE

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Signature(s)

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Please Type or Print Name(s)

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Type or Print Address(es)

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Area Code and Telephone No.

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Taxpayer Identification or Social Security No.

Dated:
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* Unless otherwise indicated, it will be assumed that all your Shares and Rights are to be tendered.